UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2025

Summit Midstream Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-42201	99-3056990
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

910 Louisiana Street, Suite 4200

Houston, TX 77002

(Address of principal executive office) (Zip Code)

(Registrants’ telephone number, including area code): (832) 413-4770

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 10, 2025, Summit Midstream Holdings, LLC (the “Issuer”), a Delaware limited liability company and a subsidiary of Summit Midstream Corporation, a Delaware corporation (the “Company”), issued an additional $250,000,000 in aggregate principal amount of the Issuer’s 8.625% Senior Secured Second Lien Notes due 2029 (the “Additional Notes”). The Additional Notes were issued as additional notes under the indenture (as amended and supplemented from time to time, the “Indenture”), among the Issuer, the guarantors party thereto (the “Guarantors”) and Regions Bank, as trustee and as collateral agent, pursuant to which, on July 26, 2024, the Issuer issued $575,000,000 in aggregate principal amount of the Issuer’s 8.625% Senior Secured Second Lien Notes due 2029 (the “Existing Notes” and, together with the Additional Notes, the “Notes”). The Additional Notes are treated as a single class with the Existing Notes for all purposes, were issued under the same CUSIP numbers as, and are fully fungible with, the Existing Notes (except that the Additional Notes issued pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), will trade separately under a different CUSIP number until February 19, 2025, but thereafter, any such holder may transfer its Additional Notes issued pursuant to Regulation S under the Securities Act into the same CUSIP number as the Existing Notes issued pursuant to Regulation S under the Securities Act), and rank pari passu with the Existing Notes, and vote together with the holders of the Existing Notes on any matter submitted to the holders of such series of Notes. Upon issuance of the Additional Notes, the aggregate principal amount outstanding of the Notes became $825,000,000.

The Additional Notes are guaranteed on a senior second-priority basis by the Company and certain of the Company’s existing and future subsidiaries and are initially secured on a second-priority basis by the same collateral that is pledged for the benefit of the Issuer’s lenders under the Issuer’s asset-based revolving credit facility (the “ABL Facility”).

The Issuer has used, or intends to use, the net proceeds from the offering of the Additional Notes (i) to repay a portion of the outstanding borrowings under the ABL Facility and (ii) for general corporate purposes, including to pay fees and expenses associated with the offering of the Additional Notes.

Interest and Maturity

The Notes will mature on October 31, 2029, and interest on the Notes is payable semi-annually in arrears on each February 15 and August 15, commencing February 15, 2025, to holders of record on the February 1 and August 1 immediately preceding the related interest payment date, at a rate of 8.625% per annum. The interest payment to be made with respect to the Additional Notes on February 15, 2025 will include interest deemed to have accrued from and including July 26, 2024 to, but excluding, the issue date of the Additional Notes.

Optional Redemption

At any time prior to July 31, 2026, the Issuer may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Notes at a redemption price of 108.625% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), in an amount not greater than the net cash proceeds of one or more equity offerings by the Company, provided that the redemption occurs within 180 days of the date of the closing of each such equity offering and at least 60% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (unless all Notes are redeemed substantially concurrently). In addition, prior to July 31, 2026, the Issuer may redeem the Notes, in whole at any time or in part from time to time, at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) the Make Whole Premium (as defined in the Indenture) at the redemption date, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date). On and after July 31, 2026, the Issuer may redeem the Notes, in whole at any time or in part from time to time, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the periods indicated below:

YEAR	REDEMPTION PRICE
July 31, 2026 to July 30, 2027	104.313%
July 31, 2027 to July 30, 2028	102.156%
July 31, 2028 and thereafter	100.000%

Change of Control

If a Change of Control Triggering Event (as defined in the Indenture) occurs, each holder of the Notes may require the Issuer to repurchase all or any part of that holder’s Notes for cash at a price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of settlement (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of settlement).

Certain Covenants

The Indenture contains covenants that, among other things, limit the Issuer’s ability and the ability of the Company and its Restricted Subsidiaries (as defined in the Indenture) to: (i) incur, assume or guarantee additional indebtedness or issue certain convertible or redeemable equity securities; (ii) create liens to secure indebtedness; (iii) pay distributions or dividends on equity interests, redeem or repurchase equity securities or redeem junior lien, unsecured or subordinated indebtedness; (iv) make investments; (v) make distributions, loans or other asset transfers from the Company’s Restricted Subsidiaries; (vi) consolidate with or merge with or into, or sell all or substantially all of the Company’s properties to, another person; (vii) sell or otherwise dispose of assets, including equity interests in subsidiaries; and (viii) enter into transactions with affiliates.

Events of Default

The Indenture contains customary events of default, including, but not limited to:

●	default in any payment of interest on the Notes, when due, which continues for 30 days;

●	default in payment when due of the principal of, or premium, if any, on the Notes;

●	failure by the Company or any of its Restricted Subsidiaries to comply with certain of their respective obligations, covenants or agreements contained in the Notes or the Indenture, subject to certain notice and grace periods;

●	failure of liens on collateral with a fair market value in excess of $25.0 million to be valid or enforceable for 30 days or the assertion by the Issuer or any Guarantor in any pleading that any such security interest is invalid and unenforceable;

●	failure by the Company or any of its Restricted Subsidiaries to pay indebtedness within any applicable grace period or the acceleration of any such indebtedness if the total amount of such indebtedness exceeds $75.0 million;

●	failure by the Company or any of its Restricted Subsidiaries to pay final non-appealable judgments aggregating in excess of $75.0 million, which judgments are not discharged, waived or stayed for a period of 60 days;

●	except as permitted by the Indenture, any guarantee of the Notes is held in any judicial proceeding to be unenforceable or invalid, or ceases for any reason to be in full force and effect, or is denied or disaffirmed by a Guarantor; and

●	certain events of bankruptcy, insolvency or reorganization described in the Indenture with respect to the Issuer, the Company and certain of its subsidiaries (including its Restricted Subsidiaries) that, taken as a whole, would constitute a significant subsidiary of the Company.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of 8.625% Senior Secured Second Lien Note due 2029, which were filed as Exhibit 4.1 and Exhibit 4.2, respectively, to Summit Midstream Partners, LP’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 2024 (Commission File No. 001-35666) and which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated July 26, 2024, among Summit Midstream Holdings, LLC, as issuer, the guarantors party thereto and Regions Bank, as trustee and as collateral agent, pursuant to which the Notes were issued (incorporated herein by reference to Exhibit 4.1 to Summit Midstream Partners, LP’s Current Report on Form 8-K filed July 29, 2024 (Commission File No. 001-35666)).
4.2	Supplemental Indenture, dated August 1, 2024, among Summit Midstream Holdings, LLC, Summit Midstream Corporation, Summit Midstream Partners, LP and Regions Bank, as trustee and collateral agent (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K12B filed August 1, 2024 (Commission File No. 001-42201)).
4.3	Second Supplemental Indenture, dated December 4, 2024, among Summit Midstream Holdings, LLC, Tall Oak Midstream Operating, LLC, Tall Oak Woodford, LLC, VM ARKOMA Stack, LLC, BCZ Land Holdings, LLC and Regions Bank, as trustee and collateral agent (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed December 6, 2024 (Commission File No. 001-42201)).
4.4	Form of 8.625% Senior Secured Second Lien Note due 2029 (included as Exhibit A in Exhibit 4.1 to Summit Midstream Partners, LP’s Current Report on Form 8-K filed July 29, 2024 (Commission File No. 001-35666) and incorporated herein by reference to Exhibit 4.2 to Summit Midstream Partners, LP’s Current Report on Form 8-K filed July 29, 2024 (Commission File No. 001-35666)).
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Corporation
(Registrant)

Dated:	January 10, 2025	/s/ William J. Mault
William J. Mault,
Executive Vice President and Chief Financial Officer

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